                                                                    EXHIBIT 99.2

                               AMENDMENT NO. 8 TO
                        SUPPLEMENTAL PROFIT SHARING PLAN
                                FOR EMPLOYEES OF
                            TRINITY INDUSTRIES, INC.
                             AND CERTAIN AFFILIATES


         WHEREAS, TRINITY INDUSTRIES, INC. (the "Company") has heretofore adopted the SUPPLEMENTAL PROFIT SHARING PLAN FOR EMPLOYEES OF TRINITY INDUSTRIES, INC. AND CERTAIN AFFILIATES (the "Plan"); and

         WHEREAS, pursuant to those provisions of the Plan permitting the Company to amend the Plan from time to time, the Company desires to revise the Plan to permit Participants to invest their account balances in units of common stock of Trinity Industries, Inc. and in certain other particulars.

         NOW THEREFORE, effective as of the dates noted below, the Plan is hereby amended as follows:

         1. Effective as of December 1, 1999, Section 2.01 of the Plan is hereby amended by adding the following new paragraph (ii) to the end thereof to be and read as follows:

         "(ii) STOCK UNIT: A deemed share of Company common stock, more fully described in Section 5.02(e) hereof."

         2. Effective April 1, 1999, Section 4.01 of the Plan is hereby amended by revising paragraph (a) thereof to be and read as follows:

         "(a) Salary Reduction Contribution--For each Year, each Employer shall credit the Salary Reduction Contribution Account of each of its Employees participating in the Plan with an amount agreed to be credited by such Employer pursuant to a salary reduction agreement under Section 4.02 entered into between the Employer and the Participant for such Year; provided that if such Participant is also a participant in the Profit Sharing Plan for Employees of Trinity Industries, Inc. and Certain Affiliates, such Participant must first have elected to contribute the maximum permissible salary reduction contribution for the Year to his salary reduction contribution account under such Profit Sharing Plan, with such maximum permissible amount to be determined by reference to all applicable limitations of (i) Code
               Section 401, (ii) the provisions of such Profit Sharing Plan and
               (iii) other applicable law."

         3. Effective as of December 1, 1999, Section 5.02 of the Plan is hereby amended by adding the following new paragraph (e) to the end thereof to be and read as follows:

         "(e) Stock Units--The Committee shall permit a Participant to designate that all or any portion of his Account balances be treated as invested in Stock Units as of December 1, 1999 or as of the last day of each succeeding month (or if no shares of the Company's common stock are traded on such date, as of the immediately preceding trading date). For purposes of calculating the number of Stock Units deemed credited to a Participant's Accounts pursuant to this Section, the price of a Stock Unit shall be equal to one hundred percent (100%) of the closing price of a share of the Company's common stock on the date on which the Stock Units are deemed credited to the Participant's Accounts (or if no shares of the Company's common stock are traded on such date, on the immediately preceding trading date). To the extent that Stock Units are allocated to a Participant's Accounts, the following additional provisions shall apply.

               (1) Voting Rights. A Participant shall not be entitled to any voting rights with respect to the Stock Units deemed credited to his Accounts.

               (2) Dividends. To the extent that a dividend is paid on the Company's common stock, the Committee shall credit to the Accounts of each Participant whose Accounts are deemed invested in Stock Units an amount equal to the value of such dividends. Such amounts shall be credited to a Participant's Accounts in the form of additional Stock Units at a price equal to one hundred percent (100%) of the closing price of a share of the Company's common stock on the date on which such dividend is paid (or if no shares of the Company's common stock are traded on such date, on the immediately preceding trading date).

               (3) Dilution and Other Adjustments. In the event of any change in the outstanding shares of common stock of the Company by reason of any stock dividend, split, spin-off, recapitalization, merger, consolidation, combination, extraordinary dividend, exchange of shares or other similar change, the Committee shall adjust the number or kind of Stock Units then deemed allocated to the Participants' Accounts as follows:

                    (a) Subject to any required action by stockholders, the number of Stock Units shall be proportionately adjusted for any increase or decrease in the number of issued shares of the Company's common stock resulting from (i) a subdivision or consolidation of shares, (ii) the payment of a stock dividend or (iii) any other increase or decrease in the number of shares effected without receipt of consideration by the Company.

                    (b) In the event of a change in the shares of the Company's common stock as presently constituted, which is limited to a change of par value into the same number of shares with a different par value or without par value, the shares of the Company's common stock resulting from any such change shall be deemed to be the shares of common stock within the meaning of this Plan.

                    Any adjustments made by the Committee pursuant to this subparagraph (3) shall be final, binding, and conclusive.

                    Except as hereinbefore provided in this Section, a Participant to whose Account Stock Units are allocated shall have no rights by reason of (i) any subdivision or consolidation of the Company's stock or securities, (ii) the payment of any stock dividend or (iii) any other increase or decrease in the number of shares of stock of any class or by reason of any dissolution, liquidation, reorganization, merger, or consolidation or spinoff of assets or stock of another corporation, and any issuance by the Company of additional shares of stock (of any class), or securities convertible into shares of stock (of any class), shall not affect the number of Stock Units allocated to such Participant's Accounts under this Plan."

         4. Effective as of December 1, 1999, Section 6.01 of the Plan is hereby amended by adding the following new paragraph (d) to the end of the first paragraph thereof, to be and read as follows:

         "(d) Payments shall be made in cash or, to the extent that any amount to be distributed has been deemed invested in Stock Units, in common stock of the Company; provided that any amount deemed invested in fractional shares shall, in all events, be paid in cash."

         IN WITNESS WHEREOF, the Company has caused this AMENDMENT NO. 8 TO THE SUPPLEMENTAL PROFIT SHARING PLAN FOR EMPLOYEES OF TRINITY INDUSTRIES, INC. AND CERTAIN AFFILIATES to be executed in its name and on its behalf this 16th day of November, 1999, effective as noted above.

                                    TRINITY INDUSTRIES, INC.



                                    By:    /s/ M.J. Lintner
                                           ------------------------------------
                                    Title: Vice President, Human Resources
                                           ------------------------------------

ATTEST:

/s/ Michael G. Fortado
------------------------------




THE STATE OF TEXAS            )
                              )
COUNTY OF DALLAS              )

         This instrument was acknowledged before me on the 16th day of November, 1999, by M.J. Lintner of TRINITY INDUSTRIES, INC., a Delaware corporation, on behalf of said corporation.


                                           /s/ Kathleen L. Southmayd
                                           ------------------------------------
                                           Notary Public in and for
                                           the State of Texas

My Commission Expires:                     Printed Name of Notary:

6/24/03                                    Kathleen L. Southmayd
-------------------------------            ------------------------------------

                SUPPLEMENTAL PROFIT SHARING PLAN FOR EMPLOYEES OF
                 TRINITY INDUSTRIES, INC. AND CERTAIN AFFILIATES
                      AS RESTATED EFFECTIVE JANUARY 1, 2000


                                    ARTICLE I

                                     PURPOSE

         TRINITY INDUSTRIES, INC., a corporation organized and existing under the laws of the State of Delaware (hereinafter, the "Company"), hereby restates the SUPPLEMENTAL PROFIT SHARING PLAN FOR EMPLOYEES OF TRINITY INDUSTRIES, INC. AND CERTAIN AFFILIATES (hereinafter, the "Plan"), such restatement to be effective as of January 1, 2000;

                              W I T N E S S E T H:

         WHEREAS, the Company wishes to promote in certain of its highly compensated employees and those of its affiliates the strongest interest in the successful operation of the business and increased efficiency in their work, to align the financial interests of such employees with those of Company shareholders and to provide an opportunity for accumulation of funds for their retirement; and

         WHEREAS, it is intended that the Plan be "unfunded" for purposes of the Employee Retirement Income Security Act of 1974 (hereinafter, "ERISA") and not be construed to provide income to any participant or beneficiary under the Internal Revenue Code of 1986 (hereinafter, the "Code") prior to actual receipt of benefits hereunder;

         NOW, THEREFORE, the Company hereby agrees as follows:

                                   ARTICLE II

                   DEFINITIONS, CONSTRUCTION, AND APPLICABILITY

2.01              Definitions

                  The following words and phrases, when used herein, unless their context clearly indicates otherwise, shall have the following respective meanings:

                  (a) ACCOUNT: A Participant's Compensation Reduction Contribution Account, Matching Contribution Account, Additional Matching Contribution Account and/or Discretionary Contribution Account, as the case may be.

                  (b) ADDITIONAL MATCHING CONTRIBUTION: Any amount credited by an Employer for a Plan Year to a Participant pursuant to Section 4.01(c) hereof.

                  (c) ADDITIONAL MATCHING CONTRIBUTION ACCOUNT: The account maintained for a Participant on the books of his Employer to which Additional Matching Contributions and adjustments related thereto are credited.

                  (d) AFFILIATE: Any corporation (other than an Employer) which is included within a controlled group of corporations (as defined in Code Section 414(b)) which includes an Employer; any trade or business (other than an Employer), whether or not incorporated, which is under common control (as defined in Code Section 414(c)) with an Employer; any organization (other than an Employer), whether or not incorporated, which is a member of an affiliated service group (as defined in Code Section 414(m)) which includes an Employer; and any other entity required to be aggregated with an Employer pursuant to regulations under Code Section 414(o).

                  (e) ANNUAL INCENTIVE COMPENSATION: Any amount payable as an annual bonus to a Participant pursuant to the Company's incentive pay program.

                  (f) AUTHORIZED LEAVE OF ABSENCE: Any absence authorized by an Employer under the Employer's standard personnel practices provided that all persons under similar circumstances must be treated alike in the granting of such Authorized Leaves of Absence and provided further that the Participant returns within the period of authorized absence. An absence due to service in the Armed Forces of the United States shall be considered an Authorized Leave of Absence provided that the absence is caused by war or other emergency, or provided that the Employee is required to serve under the laws of conscription in time of peace, and further provided that the Employee returns to employment with the Employer within the period provided by law.

                  (g) AWARD COMPENSATION: All items taxable as the Participant's ordinary income under the Trinity Industries 1993 and 1998 Stock Option and Incentive Plans; provided that Award Compensation expressly shall not include income or gain attributable to incentive stock options awarded thereunder.

                  (h) BASE COMPENSATION: All amounts payable to a Participant which constitute scheduled items of salary or wages.

                  (i) BENEFICIARY: A person or persons (natural or otherwise) designated by a Participant in accordance with the provisions of Section 6.06 to receive any death benefit which shall be payable under this Plan.

                  (j) CHANGE IN CONTROL: A Change in Control shall be deemed to have occurred if the event set forth in any one of the following paragraphs shall have occurred:

                         (1) any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its affiliates) representing thirty percent (30%) or more of the combined voting power of the Company's then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (i) of paragraph (3) below; or

                         (2) the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on May 6, 1997, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company's stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on May 6, 1997, or whose appointment, election or nomination for election was previously so approved or recommended; or

                         (3) there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least sixty percent (60%) of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates other than in connection with the acquisition by the Company or its Affiliates of a business) representing thirty percent (30%) or more of the combined voting power of the Company's then outstanding securities; or

                         (4) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets, other than a sale or disposition by the Company of all or substantially all of the Company's assets to an entity, at least sixty percent (60%) of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.

                    For purposes of this paragraph:

                              "Affiliate" shall have the meaning sect forth in Rule 12b-2 promulgated under Section 12 of the Exchange Act.

                              "Beneficial Owner" shall have the meaning set forth in Rule 13d-3 under the Exchange Act.

                              "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

                              "Person" shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Section 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

                    (k) CODE: The Internal Revenue Code of 1986, as amended from time to time.

                    (l) COMMITTEE OR PLAN COMMITTEE: The persons appointed under the provisions of Article VIII to administer the Plan.

                    (m) COMPANY: TRINITY INDUSTRIES, INC., a corporation organized and existing under the laws of the State of Delaware, or its successor or successors.

                    (n) COMPENSATION: Annual Incentive Compensation, Award Compensation and/or Base Compensation paid to a Participant.

                    (o) COMPENSATION REDUCTION CONTRIBUTION: An amount credited by an Employer for the Plan Year to a Participant pursuant to Section 4.01(a) hereof.

                    (p) COMPENSATION REDUCTION CONTRIBUTION ACCOUNT: The account maintained for a Participant on the books of his Employer to which Compensation Reduction Contributions and adjustments related thereto are credited.

                    (q) DISABILITY: A physical or mental condition which, in the judgment of the Committee, totally and presumably permanently prevents a Participant from engaging in any substantial or gainful employment. Determinations of Disability shall be made on the basis of standards applied uniformly to all Participants.

                    (r) DISCRETIONARY CONTRIBUTIONS: Any amount credited by an Employer for the Plan Year to a Participant pursuant to
                         Section 4.01(e) hereof.

                    (s) DISCRETIONARY CONTRIBUTION ACCOUNT: The account maintained for a Participant on the books of his Employer to which Discretionary Contributions and adjustments related thereto are credited.

                    (t) EFFECTIVE DATE: Except where otherwise indicated herein, January 1, 2000, the date on which the provisions of this amended and restated Plan become effective.

                    (u) ELAPSED-TIME EMPLOYMENT: With respect to an Employee, the period beginning on his Employment Commencement Date (or Reemployment Commencement Date, as the case may be) and ending on the date of his Severance from Service. Such period shall be determined without regard to the actual number of Hours of Employment completed by the Employee during such period. Except to the extent otherwise permitted by the Committee in its sole discretion, Elapsed-Time Employment completed with an Affiliate or a Participating Employer prior to the date on which such Affiliate or Employer was included within a controlled group of corporations (as defined in Code
                         Section 414(b)) which includes the Company shall not be recognized under this Plan.

                    (v)  EMPLOYEE: Any individual on the payroll of an Employer
                         (i) whose wages from the Employer are subject to withholding for purposes of Federal income taxes and for purposes of the Federal Insurance Contributions Act, (ii) who is included within a "select group of management or highly compensated employees," as such term is used in Section 401(a)(1) of ERISA, and (iii) who is designated by the Plan Committee as eligible to participate in this Plan; provided that, under no circumstances shall an individual be an eligible Employee hereunder until the first day of the calendar quarter immediately following his Employment Commencement Date.

                    (w) EMPLOYER or PARTICIPATING EMPLOYER: The Company and any Affiliate of the Company to the extent that an Employee of such Affiliate is a Participant hereunder.

                    (x) EMPLOYMENT COMMENCEMENT DATE: The first date on which an Employee completes an Hour of Employment.

                    (y) ERISA: Public Law No. 93-406, the Employee Retirement Income Security Act of 1974, as amended from time to time.

                    (z) EXTENDED ABSENCE EMPLOYEE: An Employee who is absent from his Employer's employment solely because of (i) the Employee's pregnancy, (ii) the birth of the Employee's child, (iii) the placement of a child with the Employee in connection with the adoption of the child by the Employee, or (iv) the care of a child by the Employee during the period immediately following such child's birth to, or placement with, the Employee.

                    (aa) FORFEITURES: The portion of a Participant's Matching
                         Contribution Account, Additional Matching Contribution Account and Discretionary Contribution Account, if any, which is forfeited because of a Severance from Service before full vesting.

                    (bb) HOUR OF EMPLOYMENT: Each hour (i) for which an Employee is on an Authorized Leave of Absence or is directly or indirectly paid or entitled to payment by his Employer for the performance of duties or for reasons other than the performance of duties, or (ii) for which back-pay has been agreed to by the Employer. Hours of Employment shall be determined from records maintained by each Employer; provided, however, that an Employer may elect to determine Hours of Employment for any classification of Employees which is reasonable, nondiscriminatory and consistently applied, on the basis that Hours of Employment include forty-five (45) Hours of Employment for each week or portion thereof during which an Employee is credited with one (1) Hour of Employment.

                         Except to the extent otherwise permitted by the Committee in its sole discretion, Hours of Employment completed with an Affiliate or a Participating Employer prior to the date on which such Affiliate or Employer was included within a controlled group of corporations
                        (as defined in Code Section 414(b)) which includes the
                         Company shall not be recognized under this Plan.

                    (cc) INITIAL EFFECTIVE DATE: July 1, 1990, the date on which the Prior Plan became effective.

                    (dd) MATCHING CONTRIBUTION ACCOUNT: The account maintained for a Participant on the books of his Employer to which Matching Employer Contributions and adjustments related thereto are credited.

                    (ee) MATCHING EMPLOYER CONTRIBUTION: Any amount credited by an Employer for a Plan Year to a Participant pursuant to Section 4.01(b) hereof.

                    (ff) PARTICIPANT: An Employee participating in the Plan in accordance with the provisions of Section 3.01.

                    (gg) PARTICIPATION: The period commencing on the date on
                         which an Employee becomes a Participant and ending on the date on which the Employee incurs a Break in Service (as defined in Section 3.02(d)).

                    (hh) PLAN: The SUPPLEMENTAL PROFIT SHARING PLAN FOR
                         EMPLOYEES OF TRINITY INDUSTRIES, INC. AND CERTAIN AFFILIATES AS RESTATED EFFECTIVE JANUARY 1, 2000, the Plan set forth herein, as amended from time to time.

                    (ii) PRIOR PLAN: The SUPPLEMENTAL PROFIT SHARING PLAN FOR
                         EMPLOYEES OF TRINITY INDUSTRIES, INC. AND CERTAIN AFFILIATES, as in effect prior to the Effective Date.

                    (jj) REEMPLOYMENT COMMENCEMENT DATE: The first date on which an Employee completes an Hour of Employment upon his return to the employment of the Employers after a Break in Service.

                    (kk) SERVICE: A Participant's period of employment with the
                         Employers determined in accordance with Section 3.02.

                    (ll) SEVERANCE FROM SERVICE: With respect to an Employee,
                         the later of (1) or (2), where--

                         (1) is the earlier of (i) the date on which he quits, or is discharged from, the employment of the Employers, or the date of his retirement or death, or (ii) the first anniversary of the first date of a period in which he remains absent from the employment of the Employers, with or without pay, for any reason other than one specified in (i), above, such as vacation, holiday, sickness, Authorized Leave of Absence or layoff; and

                         (2) is, in the case of an Extended Absence Employee, the second anniversary of such Employee's absence.

                    (mm) STOCK UNIT: A deemed share of Company common stock,
                         more fully described in Section 5.04 hereof.

                    (nn) TRUST (or TRUST FUND): The fund known as the TRINITY
                         INDUSTRIES, INC. SUPPLEMENTAL PROFIT SHARING AND DEFERRED DIRECTOR FEE TRUST, maintained in accordance with the terms of the trust agreement, as from time to time amended, which constitutes a part of this Plan.

                    (oo) TRUSTEE: The corporation, individual or individuals
                         appointed to administer the Trust in accordance with the agreement governing the Trust.

                    (pp) VALUATION DATE: The last day of each month (or if no
                         Company stock is traded on such date, the immediately preceding trading date), and such other dates as the Committee in its discretion may prescribe.

                    (qq) YEAR or PLAN YEAR: The twelve (12)-month period ending on March 31 of each year.

2.02                Construction

                    The masculine gender, where appearing in the Plan, shall be deemed to include the feminine gender, unless the context clearly indicates to the contrary. The words "hereof," "herein," "hereunder" and other similar compounds of the word "here" shall mean and refer to the entire Plan and not to any particular provision or Section.

2.03                Applicability

                    The provisions of this Plan shall apply only to a Participant who terminates employment on or after the Effective Date. In the case of a Participant who terminates employment prior to the Effective Date, the rights and benefits, if any, of such former Employee shall be determined in accordance with the provisions of the Prior Plan, as in effect on the date on which his employment terminated.

                                   ARTICLE III

                            PARTICIPATION AND SERVICE

3.01              Participation

                  An Employee who was a Participant under the Prior Plan shall continue as a Participant under this Plan, to the extent provided hereunder. All references hereunder to such Participant's "compensation reduction agreement" shall include his salary reduction agreement executed under the Prior Plan.

                  An individual classified as an Employee under Section 2.01(v) hereof shall become a Participant in this Plan on the first day of (i) the month on or immediately following such classification or (ii) any of his taxable years thereafter, provided that, prior to such date, he shall first have undertaken the actions specified in Section 3.03 hereof.

                  An active Participant who incurs a Severance from Service and who is subsequently reemployed by an Employer shall reenter the Plan as an active Participant on his Reemployment Commencement Date or the first day of any of his next following taxable years, but only if (i) he continues to qualify as an Employee within the meaning of Section 2.01(v) hereof and (ii) prior to such date he shall have again undertaken the actions specified in Section 3.03 hereof. In the event that a Participant shall cease to qualify as an Employee within the meaning of Section 2.01(v) hereof, his Participation shall thereupon cease but he shall continue to accrue Service hereunder during the period of his continued employment with the Employers.

                  Any provisions of this Plan to the contrary notwithstanding, effective on and after the date of a Change in Control, the term "Participant" shall be limited to those individuals who satisfy the requirements set forth for participation in this Plan and who were Participants in this Plan as of the date immediately prior to the date of such Change in Control.

3.02              Service

                  The amount of benefit payable to or on behalf of a Participant shall be determined on the basis of his period of Service, in accordance with the following:

                  (a) In General. Subject to the Break in Service provisions of paragraph (d) of this Section, an Employee's Service shall equal the total of his Elapsed-Time Employment. Service shall be counted in years and completed days.

                  (b) Transfers from Affiliates. In the event that an Employee who at any time was employed by an Affiliate either commences employment with a Participating Employer, or returns to the employment of a Participating Employer, then, except as otherwise provided below, such Employee shall receive Service with respect to the period of his employment with such Affiliate (to the extent not credited under paragraph (c) of this Section). In applying the provisions of the preceding sentence--

                           (1) except to the extent otherwise permitted by the Committee in its sole discretion, such Employee shall not receive Service with respect to any period of employment with such Affiliate completed prior to the date on which such Affiliate became an Affiliate;

                           (2)      the amount of such Service shall be
                                    determined in accordance with paragraph (a) of this Section, as if such Affiliate were a Participating Employer; and

                           (3) if such Employee incurs a Break in Service (as defined in paragraph (d) of this Section and determined as if such Affiliate were a Participating Employer) prior to his commencement of employment with the Participating Employer or return to the employment of the Participating Employer, then the amount of such Employee's Service attributable to the period of his employment with such Affiliate shall be determined in accordance with paragraph (d) of this Section.

                  (c) Transfers to Affiliate. In the event that a Participant who at any time was employed by a Participating Employer either commences employment with an Affiliate, or returns to the employment of an Affiliate, then, except as otherwise provided below, such Participant shall receive Service with respect to the period of his employment with such Affiliate (to the extent not credited under paragraph (b) of this Section). In applying the provisions of the preceding sentence--

                           (1)      the amount of such Service shall be
                                    determined in accordance with paragraph (a) of this Section, as if such Affiliate were a Participating Employer; and

                           (2) if such Participant incurs a Break in Service (as defined in paragraph (d) of this Section and determined as if such Affiliate were a Participating Employer) prior to his commencement of employment with the Affiliate or return to the employment of the Affiliate, then the amount of such Participant's Service attributable to his prior period of employment with the Participating Employer shall be determined in accordance with paragraph (d) of this Section.

                    (d) Break in Service. An Employee who incurs a Severance from Service and who fails to complete at least one (1) Hour of Employment during the twelve (12)-month period beginning on the date of such Severance from Service shall have a Break in Service. If, during the twelve
                         (12)-month period beginning on the date of an Employee's Severance from Service, the Employee shall return to the employment of a Participating Employer by completing at least one (1) Hour of Employment within such twelve (12)-month period, then such Employee will not have a Break in Service and shall receive Service for the period beginning on the date of his Severance from Service and ending on the date of his reemployment; provided, however, that in the case of an Employee who is absent from the employment of the Participating Employers for a reason specified in
                         Section 2.01(ll)(1)(ii) hereof and who, prior to the first anniversary of the first date of such absence, incurs a Severance from Service for a reason specified in Section 2.01(ll)(1)(i) hereof, such Employee shall receive Service only if he completes at least one (1) Hour of Employment within the twelve (12)-month period beginning on the first date of such absence and shall receive such Service only for the period beginning on the first day of such absence and ending on the date of his reemployment. Upon incurring a Break in Service, an Employee's rights and benefits under the Plan shall be determined in accordance with his Service at the time of the Break in Service. For a Participant who, at the time of a Break in Service, satisfied any requirements of this Plan for vested benefits, his pre-break Service shall, upon his Reemployment Commencement Date, be restored in determining his rights and benefits under the Plan. For an Employee who, at the time of a Break in Service, had not fulfilled such requirements, periods of pre-break Service shall, upon his Reemployment Commencement Date, be restored only if the consecutive periods of Break in Service were less than the greater of (i) sixty (60) months or (ii) the total period of pre-break Service.

                    (e) Special Rule for Participants After Initial Eligibility Date. Notwithstanding the preceding provisions of this
                         Section 3.02, the Elapsed-Time Employment and Service of any Participant who failed to elect to participate hereunder pursuant to Section 3.03 hereof prior to the date on which he was first eligible to do so pursuant to Section 3.01 hereof shall be determined as if his Employment Commencement Date were the later of (i) the Initial Effective Date or (ii) the date on which he first completes an Hour of Employment. In addition, in the case of a Participant who was not employed by an Employer on the Initial Effective Date but was so employed prior to such date, such prior period of employment will not, under any circumstances, be treated as Service unless such Participant elects to participate hereunder pursuant to such Section 3.03 prior to the date on which he was first eligible to do so pursuant to such Section 3.01.

                    (f) Special Rule for Extended Absence Employees. Notwithstanding the preceding provisions of this
                         Section 3.02, in the case of an Extended

                         Absence Employee, the period between the first and second anniversaries of such Employee's absence shall, under no circumstances, be treated as a period of Service.

3.03              Election to Participate

                  In order to participate hereunder, an Employee, otherwise eligible to participate pursuant to Section 3.01 hereof, must, after having received a written explanation of the terms of and the benefits provided under the Plan, elect to participate in such Plan on such form or forms as the Committee may provide and must execute a compensation reduction agreement described in Section 4.02 hereof. Such election to participate and execution of a compensation reduction agreement shall be effected on any date on or prior to the applicable date specified in such Section 3.01 for the commencement of Participation and, in all events, prior to the completion of services for which amounts subject to the compensation reduction agreement would otherwise have been paid to such Employee.

3.04              Transfer

                  An Employee who is transferred between Participating Employers shall be as eligible for Participation and benefits as in the absence of such transfer.

                                   ARTICLE IV

                          CONTRIBUTIONS AND FORFEITURES

4.01              Employer Contributions

                  Employers shall credit Participant accounts in accordance with the following:

                  (a) Compensation Reduction Contribution. For each Year, each Employer shall credit the Compensation Reduction Contribution Account of each of its Employees participating in the Plan with an amount agreed to be credited by such Employer pursuant to a compensation reduction agreement entered into between the Employer and the Participant for such Year, as provided in
                         Section 4.02; provided that if such Participant is also a participant in the Profit Sharing Plan for Employees of Trinity Industries, Inc. and Certain Affiliates, such Participant must first have elected to contribute the maximum permissible salary reduction contribution for the Year to his salary reduction contribution account under such Profit Sharing Plan, with such maximum permissible amount to be determined by reference to all applicable limitations of (i) Code
                         Section 401, (ii) the provisions of such Profit Sharing Plan and (iii) other applicable law. Such compensation reduction agreement shall include a separate deferral election for each of the following types of
                         Compensation:

                         (i)      Base Compensation;
                         (ii)     Annual Incentive Compensation; and
                         (iii)    Award Compensation.

                    (b) Matching Employer Contribution. For each Year, each Employer shall credit a Matching Employer Contribution amount in the form of Stock Units to each of its Employees for whom an amount was credited pursuant to paragraph (a) of this Section 4.01; provided, however, that no such Matching Employer Contribution shall be credited prior to the date on which such Employee completes one (1) year of Service. Such Matching Employer Contribution, when added to the Forfeitures which have become available for application as of the end of the Year pursuant to Section 4.03 hereof, shall be equal to a percentage of that portion of the Participant's Compensation Reduction Contribution for such Year pursuant to Section 4.02 hereof which does not exceed six percent (6%) of his Base Compensation plus Annual Incentive Compensation for such Year, based on his years of Service as follows:

                            Years of Service          Applicable Percentage
                            ----------------          ---------------------

                            Less than 1                         0%
                            1 but less than 2                  25%
                            2 but less than 3                  30%
                            3 but less than 4                  35%
                            4 but less than 5                  40%
                            5 or more                          50%

                    (c) Additional Matching Contribution. For each Year, each Employer shall credit an additional amount in the form of Stock Units to each of its Employees for whom an amount was credited pursuant to paragraph (a) of this
                         Section 4.01, which when added to the Forfeitures which have become available for application as of the end of the Year pursuant to Section 4.03 hereof and which have not been applied as provided in paragraph (b) of this Section, shall be equal to seventeen and one-half percent (17 1/2%) of that portion of the Participant's Compensation Reduction Contribution for such Year pursuant to Section 4.02 hereof which is invested or deemed invested in Stock Units pursuant to Section 5.02(a) hereof up to twenty-five percent (25%) of the sum of his Base Compensation and Annual Incentive Compensation for such Year.

                    (d) Limitations on Matching Contributions. Except in the case of a Participant who "retires" (as defined in the Trinity Industries, Inc. Standard Pension Plan), dies or incurs a Disability during a Year, no Matching Employer Contributions shall be credited to a Participant for a Year unless such Participant is actively employed by an Employer on the last day of such Year. In addition, no Matching Employer Contributions or Additional Matching Contributions shall be credited to Participants for a Year unless (i) the Company's earnings per share for such Year are sufficient to cover dividends to stockholders, or (ii) the Company's net profits for such Year are at least Thirty-Three and one-third Cents ($.33-1/3) per share. In addition, and notwithstanding paragraph (b) of this Section, the amount of Matching Employer Contribution credited to a Participant for a Year under this Plan shall be reduced by the amount of any matching contribution credited to the

                         Participant for such Year under the Profit Sharing Plan for Employees of Trinity Industries, Inc. and Certain Affiliates.


                    (e) Discretionary Contributions. In addition to the contributions described above, for each Year an Employer may, but shall not be required to, credit the Discretionary Contribution Account of any one or more Participants in its employ during such Year with such amounts in the form of Stock Units or otherwise as the Employer may determine in its sole discretion.

4.02                Participant Compensation Reduction

                    (a) General. Prior to commencement of Participation hereunder, a Participant shall have entered into a written compensation reduction agreement with his Employer. The terms of such compensation reduction agreement shall provide that the Participant agrees to accept a reduction in Compensation from the Employer. In consideration of such agreement, the Employer will credit the Participant's Compensation Reduction Contribution Account for each Year with an amount equal to the total amount by which the Participant's Compensation from the Employer was reduced during the Year pursuant to the compensation reduction agreement.

                    (b) Election Requirements. Compensation reduction agreements shall be further governed by the following:

                         (1) A compensation reduction agreement shall specify the types of Compensation to which it will apply and shall be effective during the period in which it is on file with the Participant's Employer, but in no event shall be effective to (i) reduce Award Compensation which is attributable to the exercise of nonqualified stock options, the lapse of all restrictions on a grant of restricted stock, the exercise of stock appreciation rights or the payment of dividend equivalent rights and which is payable during the six (6) month period immediately following the date of execution of the agreement; or (ii) reduce payments of Base Compensation, Annual Incentive Compensation or other types of Award Compensation for services completed on or before the date on which such compensation reduction agreement is received by the Corporate Benefits department of the Company.

                         (2) A compensation reduction agreement shall have been entered into by a Participant on or prior to commencement of Participation hereunder and shall remain in effect until terminated or amended by the Participant in accordance with the procedures set forth herein. Any amendment or termination of a compensation reduction agreement shall not be effective until the first day of the Participant's taxable year immediately following the taxable year of the Participant in which an election so to amend or terminate is executed by the Participant and his Employer and must be received by the Corporate Benefits department of the Company at least fifteen (15) days prior to the end of the taxable year of execution. If a Participant terminates his compensation reduction
                                   agreement as hereinabove provided, then he may elect to enter into another compensation reduction agreement to be effective as of the first day of any of his taxable years following his taxable year in which such termination was first effective, provided that written notice of such election must be received by the Corporate Benefits department of the Company at least fifteen (15) days prior to such effective date. Notwithstanding the preceding provisions of this subparagraph
                                   (2), to the extent that a compensation
                                   reduction agreement reduces Award
                                   Compensation described in subparagraph (1)(i) of this paragraph (b), such agreement shall at all times be irrevocable.

4.03              Forfeitures

                  If, upon a Severance from Service, a Participant is not entitled to a distribution of the entire balance in his Matching Contribution Account, Additional Matching Contribution Account and/or Discretionary Contribution Account, then the amount to which the Participant is not entitled shall become a Forfeiture and shall be deducted from the Participant's Accounts at such time. The portion of the Participant's Accounts which is not a Forfeiture shall continue to be adjusted as provided in Section 5.03(a) until it is distributed in full. The Participant shall receive a distribution of the nonforfeitable portion of his Accounts pursuant to Article VI.

                                    ARTICLE V

                      ALLOCATIONS TO PARTICIPANTS' ACCOUNTS

5.01              Individual Accounts

                  The Committee shall create and maintain adequate records to disclose the interest hereunder of each Participant, Former Participant and Beneficiary. Such records shall be in the form of individual accounts and credits and charges shall be made to such accounts in the manner herein described. When appropriate, a Participant shall have up to four separate Accounts, a Compensation Reduction Contribution Account, a Matching Contribution Account, an Additional Matching Contribution Account, and a Discretionary Contribution Account.

5.02              Investment of Accounts

                  (a) Participant Election. The Committee shall credit each Participant's Accounts with earnings or losses according to the hypothetical investment selections made by the Participant pursuant to his participation agreement executed pursuant to Section 3.03 hereof. The Committee shall adopt rules concerning the manner in which a Participant may elect to change his hypothetical investment selections; provided that a Participant shall be permitted to do so no less frequently than as of the first day of each month; provided further, that a Participant may not change the hypothetical election which applies to any portion of his Accounts that is invested or deemed to be invested in Stock Units. The earnings or losses attributable to a Participant's Accounts shall be determined as if the amounts credited to such Accounts were actually invested in Stock Units, to the extent required or elected hereunder, and, to the extent not so required or elected, in the hypothetical investments selected under the Participant's participation agreement. In the case of a Participant receiving installment payments under Article VI hereof, the Participant's Accounts will continue to receive allocations of earnings or losses in accordance with this subsection until his Accounts are paid in full. If a Participant's participation agreement fails to designate one or more hypothetical investment selections, the Participant's Account will be deemed invested in Stock Units, to the extent required hereunder, and, to the extent not so required, in the investment option designated as having the least investment risk.

                    (b) Investment Options. The Committee shall have sole and absolute discretion with respect to the number and types of investment options made available for selection by Participants pursuant to this Section, the timing of Participant elections and the method by which adjustments are made. The Committee may in its sole discretion refuse to recognize Participant elections that it determines may cause the Participant's Accounts to become subject to the short-swing profit provisions of Section 16b of the Securities Exchange Act of 1934 and establish special election procedures for Participants subject to Section 16 of such Act. The Committee shall permit Participants to designate that their investments be treated as invested in (i) Stock Units or (ii) one or more investment indices; provided that amounts credited on or after the Effective Date to a Participant's Matching Contribution Account or Additional Matching Contribution Account shall at all times be invested in Stock Units; provided further that Compensation Reduction Contributions made on or after the Effective Date of Award Compensation shall at all times be invested in Stock Units. The designation of investment options by the Committee shall be for the sole purpose of adjusting Accounts pursuant to this Section and, except to the extent that investment in Stock Units is required hereunder, the provisions of this Article V shall not obligate the Company or any of the Employers to invest or set aside any assets for the payment of benefits hereunder; provided, however, that the Company or an Employer may invest a portion of its general assets in investments, including investments which are the same as or similar to the investment indices designated by the Committee and selected by Participants, but any such investments shall remain part of the general assets of the Company or such Employer and shall not be deemed or construed to grant a property interest of any kind to any Participant, designated Beneficiary or estate. The Committee shall notify the Participants of the investment indices available and the procedures for making and changing elections.

                    (c) Non-Binding Status of Elections. A Participant's hypothetical investment selections pursuant to the immediately preceding paragraph shall be made solely for purposes of crediting earnings and/or losses to his Accounts under Section 5.03 of this Plan. The Committee shall not, in any way, be bound to actually invest any amounts set aside pursuant to Article VII below to satisfy its obligations under this Plan in accordance with such selections.

5.03              Account Adjustments

                  The accounts of Participants, Former Participants and Beneficiaries shall be adjusted in accordance with the following:

                  (a) Valuation Adjustments. As of each Valuation Date, the amount credited to a Participant's Accounts as of the preceding Valuation Date, less any distributions or Forfeitures with respect to such Accounts since such preceding Valuation Date, shall be adjusted by reference to the fluctuations in value, taking into account gain, loss, expenses and other adjustments, of the investments selected by the Participant for the investment adjustment of his or her Accounts, with such adjustments to be made in the manner prescribed by the Committee. Following such adjustment, the amounts credited to a Participant's Accounts shall be increased to take into account additional deferrals and contributions credited to such Accounts since the preceding Valuation Date.

                  (b) Compensation Reduction Contributions. The amount credited pursuant to Section 4.01(a) hereof for a Year as a Compensation Reduction Contribution shall be allocated to the Participant's Compensation Reduction Contribution Account as of the date on which such Compensation Reduction Contribution would otherwise have been paid to the Participant as Compensation.

                  (c) Matching Contributions. Any Stock Units credited to a Participant by an Employer pursuant to Section 4.01(b) or (c) during a Year shall be allocated, as the case may be, to the Participant's Matching Contribution Account or the Participant's Additional Matching Contribution Account at such time as may be determined by the Employer in its absolute discretion, but no earlier than the last day of such Year.

                  (d) Discretionary Contributions. Any amounts credited to a Participant by an Employer pursuant to Section 4.01(e) during a Year shall be allocated to the Participant's Discretionary Contribution Account at the time determined by the Employer in its absolute discretion.

5.04              Stock Units

                  (a) General. For purposes of calculating the number of Stock Units credited or deemed credited to a Participant's Accounts pursuant to Section 5.03 (b) or
                         (d), the price of a Stock Unit shall be equal to one hundred percent (100%) of the closing price on the New York Stock Exchange of a share of the Company's common stock on the date on which the Stock Units are credited or deemed credited to the Participant's Accounts (or if no shares of the Company's common stock are traded on such date, on the immediately preceding trading date). For purposes of calculating the number of Stock Units credited to a Participant's Accounts pursuant to
                         Section 5.02 (c), the price of a Stock Unit shall be equal to one hundred percent (100%) of the average daily closing price on the New York Stock Exchange of a Share of the Company's common stock for the Year with respect to which the Stock Units are credited to the Participant's Accounts, provided, that for Stock Units credited with respect to the year ending March 31, 2000, such average daily closing price shall be calculated for the period beginning on January 1, 2000 and ending on such March 31, 2000.

                  (b) Voting Rights. A Participant shall not be entitled to any voting rights with respect to the Stock Units credited or deemed credited to his Accounts.

                  (c) Dividends. To the extent that a dividend is paid on the Company's common stock, the Committee shall credit to the Accounts of each Participant whose Accounts are invested or deemed invested in Stock Units an amount equal to the value of such dividends. Such amounts shall be credited to the Participant's Accounts in the form of additional Stock Units at a price equal to one hundred percent (100%) of the closing price on the New York Stock Exchange of a share of the Company's common stock on the date on which such dividend is paid (or if no shares of the Company's common stock are traded on such date, on the immediately preceding trading date).

                  (d) Dilution and Other Adjustments. In the event of any change in the outstanding shares of common stock of the Company by reason of any stock dividend, split, spin-off, recapitalization, merger, consolidation, combination, extraordinary dividend, exchange of shares or other similar change, the Committee shall adjust the number or kind of Stock Units then allocated or deemed allocated to the Participants' Accounts as follows:

                         (1) Subject to any required action by stockholders, the number of Stock Units shall be proportionately adjusted for any increase or decrease in the number of issued shares of the Company's common stock resulting from (i) a subdivision or consolidation of shares, (ii) the payment of a stock dividend or (iii) any other increase or decrease in the number of shares effected without receipt of consideration by the Company.

                         (2) In the event of a change in the shares of the Company's common stock as presently constituted, which is limited to a change of par value into the same number of shares with a different par value or without par value, the shares of the Company's common stock resulting from any such change shall be deemed to be the shares of common stock within the meaning of this Plan.

                         Any adjustments made by the Committee pursuant to this
                         Section 5.04 shall be final, binding, and conclusive.

                         Except as hereinbefore provided in this Section 5.04, a Participant to whose Account Stock Units are allocated shall have no rights by reason of (i) any subdivision or consolidation of the Company's stock or securities,
                         (ii) the payment of any stock dividend or (iii) any other increase or decrease in the number of shares of stock of any class or by reason of any dissolution, liquidation, reorganization, merger, or consolidation or spinoff of assets or stock of another corporation, and any issuance by the Company of additional shares of stock (of any class), or securities convertible into shares of stock (of any class), shall not affect the number of Stock Units allocated to such Participant's Accounts under this Plan.

                                   ARTICLE VI

                            DISTRIBUTION OF BENEFITS

6.01              General

                  Within thirty (30) days following the termination of a Participant's employment, the Committee (i) shall certify to the Trustee or the Treasurer of the Employer, as applicable, the total amount of the allocations to the credit of the Participant on the books of each Employer by which the Participant was employed at a time when amounts were credited by such Employer to his Accounts and the Participant's nonforfeitable interest in such Accounts, and (ii) shall determine whether the payment of the amounts credited to the Participant's Accounts under the Plan is to be paid directly by the applicable Employer, from the Trust Fund, or by a combination of such sources (except to the extent that the provisions of the Trust specify payment from the Trust Fund).

6.02              Payments of Benefits

                  Payment of the nonforfeitable portion of the amounts credited to a Participant's Accounts shall be made in accordance with the following provisions:

                  (a) Death, Disability or Retirement. Payments made with respect to a Participant's termination of employment on account of death, Disability or "retirement" (as defined in the Trinity Industries, Inc. Standard Pension Plan), shall be made in such form as the Participant may elect from the following alternatives:

                           (1)      In a lump sum;

                           (2) In annual periodic payments for a specified number of years, not in excess of 20, with the first payment to be made no later than the sixtieth (60th) day following the date on which the Participant's termination of employment occurs and subsequent payments to be made in the same calendar quarter of each succeeding year, where the payment made during each year shall be in an amount equal to a fraction of the Participant's Account balances as of the last day of the calendar quarter preceding the calendar quarter in which the payment is made, and where such fraction for each payment shall be one (1) divided by the number of payments remaining (including the current payment), and in which event the unpaid balance shall continue to be adjusted as provided in
                                    Section 5.03(a) until it is distributed in full; or

                           (3) In any combination of the methods specified in subparagraphs (1) or (2) of this paragraph (a).

                           Any election pursuant to this paragraph (a) must be made prior to the date on which such Employee's Participation hereunder first commences, with all payments to be made in the form of a lump sum in the absence of a timely election and, except as expressly provided otherwise in this Plan, shall be irrevocable; provided, however, that a Participant may change such election once during any Year, with the new election to be effective for a distribution arising from termination of employment of the Participant only if such distribution is to be made or commence for more than twelve (12) months after the date of the new election. The Committee shall, as of the last day of the calendar quarter within which the Participant terminates employment, certify to the Trustee or the Treasurer of the Employer, as applicable, the method of payment selected by the Participant.

                  (b) Termination of Employment. Payments with respect to a Participant's termination of employment for reasons other than death, Disability or "retirement" (as defined in the Trinity Industries, Inc. Standard Pension Plan) shall be made in the form of a lump sum.

                  (c) Prior Plan Elections. Notwithstanding the preceding provisions of this Section 6.02 and with respect to an Employee who became a Participant in the Prior Plan before the Effective Date, such Participant's election with respect to the form of payment made pursuant to the provisions of the Prior Plan shall remain in effect unless changed by the Participant in the manner and to the extent described in paragraph
                           (a) above.

                  (d) Timing. Payment of amounts credited to a Participant's Accounts must be made or commence by no later than the sixtieth (60th) day following the date on which the Participant's termination of employment occurs.

                  The Trustee (to the extent provided in the Trust) or the Treasurer of the Employer, as applicable, shall thereafter make payments of benefits in the manner and at the times specified above, subject, however, to all of the other terms and conditions of this Plan and the Trust. This Plan shall be deemed to authorize the payment of all or any portion of a Participant's benefits from the Trust Fund to the extent such payment is required by the provisions of the Trust. Payments shall be made in cash or, to the extent that any amount to be distributed has been invested or deemed invested in Stock Units, in common stock of the Company; provided that any amount invested or deemed invested in fractional shares shall, in all events, be paid in cash.

6.03              Vesting of Benefits

                  (a) Death or Disability. If a Participant's termination of employment is attributable to his death or Disability, he shall be entitled to the entire amount then credited to his Accounts.

                  (b) Termination of Employment. (1) Compensation Reduction Contribution Account. If a Participant's termination of employment is not attributable to his death or Disability, he shall be entitled to the entire amount then credited to his Compensation Reduction Contribution Account.

                  (2) Additional Matching Contribution Account. If a Participant's termination of employment is not attributable to his death or Disability, he shall be entitled to all amounts credited to his Additional Matching Contribution Account for more than two (2) calendar years following the end of the calendar year in which occurs the allocation of the Compensation Reduction Contribution with respect to which such Additional Matching Contributions were made; provided, however, that if the Participant terminates employment by reason of retirement on or after age sixty-five (65), the Committee may, in its sole discretion, authorize a distribution of the entire amount credited to his Additional Matching Contribution Account; provided further, that if such termination of employment occurs on or after a Change in Control, the Participant shall be entitled to the entire amount credited to his Additional Matching Contribution Account.

                  (3) Other Accounts. If a Participant's termination of employment is not attributable to his death or Disability, he shall be entitled to a "vested percentage" of the amounts credited to his Matching Contribution Account and Discretionary Contribution Account, if any, based on his years of Service as follows:

                                                              Vested                   Forfeited
                                     Years of Service       Percentage                 Percentage
                                     ----------------       ----------                 ----------

                                    Less than 1                  0%                      100%
                                    1 but less than 2           20%                       80%
                                    2 but less than 3           40%                       60%
                                    3 but less than 4           60%                       40%
                                    4 but less than 5           80%                       20%
                                    5 or more                  100%                        0%

                           ; provided, however, that if the Participant terminates employment by reason of retirement on or after age sixty-five (65), the Committee may, in its discretion, authorize up to full vesting of the entire amount credited to such Accounts; provided, further, that if such termination of employment occurs on or after a Change in Control, the Participant shall under all circumstances be entitled to the entire amount credited to such Accounts. Notwithstanding the preceding provisions of this subparagraph (3), for amounts credited to a Participant's Matching Contribution Account and Discretionary Contribution Account, if any, pursuant to the terms of the Prior Plan, if the Participant's termination of employment is attributable to retirement on or after age sixty-five (65), he shall under all circumstances be entitled to one hundred percent (100%) of such amounts.

                  (d) Amount Credited. For purposes of this Section, the amount credited to a Participant's Accounts at termination of employment shall include any amounts to be credited pursuant to Section 4.01 hereof for the Year of termination of employment but not yet allocated.

6.04              Death

                  If a Participant shall die while in the service of an Employer, or after termination of employment with the Employers and prior to the complete distribution of all amounts payable to him under the Plan, any remaining amounts payable to the Participant hereunder shall be payable to his Beneficiary. The Committee shall cause the Trustee (to the extent provided in the Trust) or the Treasurer of the Employer, as applicable, to pay to such Beneficiary all of the amounts then standing to the credit of the Participant in his Accounts, with such payment to be made at the time and in the manner specified in Section 6.02 hereof.

6.05              Plan Termination

                  If the Plan is terminated pursuant to the provisions of
                  Article X hereof, the Committee shall cause the Trustee or the Treasurer of the Employer, as applicable, to pay to all Participants all of the amounts then standing to their credit, with payment to be made at the time and in the manner specified in Section 6.02 hereof; provided, however, that if the Plan is terminated on or after a Change in Control, payment shall be made in the form of a lump sum which shall be paid no later than sixty (60) days following the date on which the Plan termination occurs, or, if elected by the Participant at least one full year prior to the date on which payment otherwise would have been made upon termination of the Plan, payment may be made in the form of five annual installments, with the first installment to be made no later than sixty (60) days following the date on which the termination occurs and the remaining installments to be paid no later than the last day of February of the next four successive calendar years. Each installment shall be in an amount equal to a fraction of the total balance in the Participant's Accounts as of the end of the immediately preceding calendar quarter, where the fraction shall be one (1) divided by the number of installments remaining to be paid (including the current installment), and where the unpaid balance shall continue to be adjusted as provided in Section 5.03(a) until it is distributed in full.

6.06              Designation of Beneficiary

                  Each Participant from time to time may designate any person or persons (who may be designated contingently or successively and who may be an entity other than a natural person) as his Beneficiary or Beneficiaries to whom his Plan benefits are paid if he dies before receipt of all such benefits. Each Beneficiary designation shall be on a form prescribed by the Committee and will be effective only when filed with the Committee during the Participant's lifetime. Each Beneficiary designation filed with the Committee will cancel all Beneficiary designations previously filed with the Committee. The revocation of a Beneficiary designation, no matter how effected, shall not require the consent of any designated Beneficiary.

                  If any Participant fails to designate a Beneficiary in the manner provided herein, or if the Beneficiary designated by a deceased Participant dies before him or before complete distribution of the Participant's benefits, the Committee, in its sole discretion, may direct the Trustee to distribute such Participant's benefits (or the balance thereof) to his surviving spouse or to either:

                  (a) any one or more of the next of kin of such Participant, and in such proportions as the Committee determines; or

                  (b) the estate of the last to die of such Participant and his Beneficiary or Beneficiaries.

6.07              In-Service Distributions

                  No amounts credited to a Participant's Accounts shall be distributed to or on behalf of the Participant prior to the occurrence of one of the events specified in the provisions of this Article VI except as follows:

                  (a) A distribution may be made to or on behalf of the Participant to the extent that the Committee, in its sole discretion, consents to such distribution upon a showing, by the Participant, of an unforeseeable emergency. For this purpose, an "unforeseeable emergency" is defined as severe financial hardship to the Participant resulting from a sudden and unexpected illness or accident of the Participant or of a dependent of the Participant, loss of the Participant's property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant. The circumstances that will constitute an unforeseeable emergency will depend on the facts of each case, but payment may not be made to the extent that such hardship is or may be relieved--(i) through reimbursement or compensation by insurance or otherwise, (ii) by liquidation of the Participant's assets, to the extent that the liquidation of such assets would not itself cause severe financial hardship, or (iii) by cessation of deferrals under the Plan.

                  (b) A lump sum distribution may be made to or on behalf of a Participant at any time, but no more often than once during any Year, of an amount equal to at least 25% of the Participant's nonforfeitable Account balances, and in such proportions from each such Account as the Participant may request; provided, however, that (i) an amount equal to 10% of the amount distributed from the Accounts of a Participant pursuant to this paragraph shall be forfeited in the same proportion from such Accounts at the time of the distribution so that the amount distributed to the Participant pursuant to this paragraph shall never exceed the amount of the Participant's nonforfeitable Account balances minus the amount so forfeited, and (ii) the compensation reduction agreement of any Participant who receives a distribution pursuant to this paragraph shall be suspended for one full year from the date of such distribution.

6.08              Designated Distributions

                  Prior to the beginning of a calendar year, a Participant may elect that all or any portion of the amount of any Compensation Reduction Contribution to be credited to the Participant's Compensation Reduction Contribution Account during such calendar year, be distributed to or on behalf of the Participant in the form of a lump sum in a subsequent calendar year designated by the Participant, which subsequent calendar year shall not be earlier than the third calendar year following the calendar year for which the election is made. The distribution shall be made no later than March 31 of the designated year. In the event of the Participant's termination of employment for any reason prior to the designated year, the election shall be void and of no effect.

                                   ARTICLE VII

                             NATURE OF PLAN; FUNDING


7.01              No Trust Required

                  The adoption of this Plan and any setting aside of amounts by the Employers with which to discharge their obligations hereunder shall not be deemed to create a trust; legal and equitable title to any funds so set aside shall remain with the Employers, and any recipient of benefits hereunder shall have no security or other interest in such funds. Any and all funds so set aside shall remain subject to the claims of the general creditors of the Employers, present and future. This provision shall not require the Employers to set aside any funds, but the Employers may set aside funds if they choose to do so.

7.02              Funding of Obligation

                  Section 7.01 above to the contrary notwithstanding, the Employers may elect to transfer assets to the Trust, the provisions of which shall at all times require the use of the Trust's assets to satisfy claims of an Employer's general unsecured creditors in the event of such Employer's insolvency and direct that no Participant shall at any time have a prior claim to such assets. The assets of the Trust shall not be deemed to be assets of this Plan.

                                  ARTICLE VIII

                                 ADMINISTRATION

8.01              Appointment of Committee

                  The Board of Directors of the Company shall appoint a Plan Committee to administer, construe and interpret the Plan. Such Committee, or such successor Committee as may be duly appointed by such Board of Directors, shall serve at the pleasure of the Board of Directors. All usual and reasonable expenses of the Committee shall be paid by the Employers. Decisions of the Committee with respect to any matter involving the Plan shall be final and binding on the Company, its shareholders, each Employer and all officers and other executives of the Employers. For purposes of ERISA, the Committee shall be the Plan "administrator" with respect to the general administration of the Plan.

8.02              Duties of Committee

                  The Committee shall maintain complete and adequate records pertaining to the Plan, including but not limited to Participants' Accounts, amounts transferred to the Trust, reports from the Trustee and all other records that shall be necessary or desirable in the proper administration of the Plan. The Committee shall furnish the Trustee such information as is required to be furnished by the Committee or the Company pursuant to the Trust. The Committee may employ such persons or appoint such agents to assist it in the performance of its duties as it may deem appropriate. If a member of the Committee is a Participant hereunder, such Committee member shall be precluded from participation in any decision relative to his benefits under the Plan.

8.03              Indemnification of Committee

                  The Company (the "Indemnifying Party") hereby agrees to indemnify and hold harmless the members of the Committee (the "Indemnified Parties") against any losses, claims, damages or liabilities to which any of the Indemnified Parties may become subject to the extent that such losses, claims, damages or liabilities or actions in respect thereof arise out of or are based upon any act or omission of the Indemnified Party in connection with the administration of this Plan (other than any act or omission of such Indemnified Party constituting gross negligence or willful misconduct), and will reimburse the Indemnified Party for any legal or other expenses reasonably incurred by him or her in connection with investigating or defending against any such loss, claim, damage, liability or action. Promptly after receipt by the Indemnified Party of notice of the commencement of any action or proceeding with respect to any loss, claim, damage or liability against which the Indemnified Party believes he or she is indemnified, the Indemnified Party shall, if a claim with respect thereto is to be made against the Indemnifying Party, notify the Indemnifying Party in writing of the commencement thereof; provided, however, that the omission so to notify the Indemnifying Party shall not relieve it from any liability which it may have to the Indemnified Party to the extent the Indemnifying Party is not prejudiced by such omission. If any such action or proceeding shall be brought against the Indemnified Party, and it shall notify the Indemnifying Party of the commencement thereof, the Indemnifying Party shall be entitled to participate therein, and, to the extent that it shall wish, to assume the defense thereof, with counsel reasonably satisfactory to the Indemnified Party, and, after notice from the Indemnifying Party to the Indemnified Party of its election to assume the defense thereof, the Indemnifying Party shall not be liable to such Indemnified Party for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than reasonable costs of investigation or reasonable expenses of actions taken at the written request of the Indemnifying Party. The Indemnifying Party shall not be liable for any compromise or settlement of any such action or proceeding effected without its consent, which consent will not be unreasonably withheld.

8.04              Unclaimed Benefits

                  During the time when a benefit hereunder is payable to any Participant or Beneficiary, the Committee may, at its own instance, mail by registered or certified mail to such Participant or Beneficiary, at his last known address, a written demand for his then address, or for satisfactory evidence of his continued life, or both. If such information is not furnished to the Committee within twelve (12) months from the mailing of such demand, then the Committee may, in its sole discretion, declare such benefit, or any unpaid portion thereof, suspended, with the result that such unclaimed benefit shall be treated as a Forfeiture for the Year with or within which such twelve (12)-month period ends, but shall be subject to restoration through an Employer contribution if the lost Participant or Beneficiary later files a claim for such benefit.

                                   ARTICLE IX

                                  MISCELLANEOUS

9.01              Nonguarantee of Employment

                  Nothing contained in this Plan shall be construed as a contract of employment between any Employer and any Employee, or as a right of any Employee to be continued in the employment of any Employer, or as a limitation on the right of an Employer to discharge any of its Employees, with or without cause.

9.02              Nonalienation of Benefits

                  Benefits payable under this Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution, or levy of any kind, either voluntary or involuntary, prior to actually being received by the person entitled to the benefit under the terms of the Plan; and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, charge or otherwise dispose of any right to benefits payable hereunder shall be void.

9.03              No Preference

                  No Participant shall have any preference over the general creditors of an Employer in the event of such Employer's insolvency.

9.04              Incompetence of Recipient

                  If the Committee receives evidence satisfactory to it that any person entitled to receive a payment hereunder is, at the time the benefit is payable, physically, mentally or legally incompetent to receive such payment and to give a valid receipt therefor, and that an individual or institution is then maintaining or has custody of such person and that no guardian, committee or other representative of the estate of such person has been duly appointed, the Committee may direct that such payment be paid to such individual or institution maintaining or having custody of such person, and the receipt of such individual or institution shall be valid and a complete discharge for the payment of such benefit.

9.05              Texas Law to Apply

                  THIS PLAN SHALL BE CONSTRUED AND ENFORCED UNDER THE LAWS OF THE STATE OF TEXAS EXCEPT TO THE EXTENT PREEMPTED BY FEDERAL LAW.

9.06              Claims Procedure/Arbitration

                  If any person (hereinafter called the "Claimant") feels that he or she is being denied a benefit to which he or she is entitled under this Plan, such Claimant may file a written claim for said benefit with the Committee. Within sixty (60) days following the receipt of such claim the Committee shall determine and notify the Claimant as to whether he or she is entitled to such benefit. Such notification shall be in writing and, if denying the claim for benefit, shall set forth the specific reason or reasons for the denial, make specific reference to the pertinent provisions of this Plan, and advise the Claimant that he or she may, within sixty (60) days following the receipt of such notice, in writing request to appear before the Committee or its designated representative for a hearing to review such denial. Any such hearing shall be scheduled at the mutual convenience of the Committee or its designated representative and the Claimant, and at any such hearing the Claimant and/or his or her duly authorized representative may examine any relevant documents and present evidence and arguments to support the granting of the benefit being claimed. The final decision of the Committee with respect to the claim being reviewed shall be made within sixty
                  (60) days following the hearing thereon, and the Committee shall in writing notify the Claimant of said final decision, again specifying the reasons therefor and the pertinent provisions of this Plan upon which said final decision is based. The final decision of the Committee shall be conclusive and binding upon all parties having or claiming to have an interest in the matter being reviewed.

                  Any dispute or controversy arising out of, or relating to, the payment of benefits pursuant to this Plan shall be settled by arbitration in Dallas, Texas (or, if applicable law requires some other forum, then such other forum) in accordance with the rules then obtaining of the American Arbitration Association. The District Court of Dallas County, Texas or, as the case may be, the United States District Court for the Northern District of Texas shall have jurisdiction for all purposes in connection with any such arbitration. Any process or notice of motion or other application to either of said courts, and any paper in connection with arbitration, may be served by certified mail, return receipt requested, or by personal service or in such other manner as may be permissible under the rules of the applicable court or arbitration tribunal, provided a reasonable time for appearance is allowed. Arbitration proceedings must be instituted within one
                  (1) year after the claimed breach occurred, and the failure to institute arbitration proceedings within such period shall constitute an absolute bar to the institution of any proceedings, and a waiver of all claims, with respect to such breach.

9.07              Reimbursement of Costs

                  In the event that a dispute arises between a Participant or Beneficiary and the Company or other Employer with respect to the payment of benefits hereunder, and attorney's fees, expenses and costs are incurred by either party in the course of litigation or otherwise, the party against whom the other party has been successful in such dispute shall reimburse such other party for the full amount of any such attorneys' fees, expenses and costs.

9.08              Acceleration of Payment

                  In the event that the Internal Revenue Service formally assesses a deficiency against a Participant on the grounds that an amount credited to such Participant's Accounts under this Plan is subject to Federal income tax (the "Reclassified Amount") earlier than the time payment otherwise would be made to the Participant pursuant to this Plan, then the Committee shall direct the Employer maintaining such Participant's Accounts to pay to such Participant and deduct from such Account the Reclassified Amount.

                                    ARTICLE X

                        AMENDMENTS OR TERMINATION OF PLAN

         The Board of Directors of the Company shall have the power and right from time to time to modify, amend, supplement, suspend or terminate the Plan as it applies to each Employer, provided that no such change in the Plan may deprive a Participant of the amounts allocated to his or her accounts or be retroactive in effect to the prejudice of any Participant.

         Any provision of this Plan to the contrary notwithstanding, no action to modify, amend, supplement, suspend or terminate the Plan on or after the date of a Change in Control shall be effective without the consent of a majority of the Participants in the Plan at the time of such action.

                                   ARTICLE XI

                WITHDRAWING EMPLOYERS; TRANSFER TO SUCCESSOR PLAN

11.01             Withdrawing Employers

                  In the event that a Participating Employer elects to discontinue or revoke its participation in this Plan:

                  (a) the Company shall cause to be prepared a new plan (the "Successor Plan") for the withdrawing Participating Employer, the terms of which shall be identical to the terms of this Plan;

                  (b) the Company shall transfer, deliver and assign any and all benefit obligations under this Plan which relate to Participants who are employees of the withdrawing Participating Employer or its subsidiaries to the Successor Plan; and

                  (c) the withdrawing Participating Employer shall be deemed to have consented to the adoption of the Successor Plan.

                  For purposes of this provision, the Successor Plan shall treat all benefit obligations described under (b) above as if they had accrued due to an individual's service with the withdrawing Participating Employer. Subsequent to the withdrawing Participating Employer's adoption of the Successor Plan, and the transfer of benefit obligations from this Plan to the Successor Plan, Participants whose benefits were transferred to the Successor Plan shall not be entitled to receive any amounts from this Plan which relate to benefit obligations which accrued prior to the transfer.

11.02             Transfer to Successor Plan

                  Any provision of this Plan to the contrary notwithstanding, in the event that:

                  (a) the employment of a Participant with the Company or other Participating Employer is terminated in connection with the sale, spin-off or other disposition of a direct or indirect subsidiary of the Company or a sale or other disposition of assets of the Company or the assets of a direct or indirect subsidiary of the Company (the "Transaction");

                  (b) in connection with the Transaction, such terminated Participant becomes employed by the subsidiary that is sold, spun-off or otherwise disposed of, the purchaser of the subsidiary or assets or other surviving entity in the Transaction, as the case may be, or an affiliate thereof, (the "Successor Employer"); and

                  (c) in connection with and effective as of or prior to the closing of the Transaction, the Successor Employer establishes a new plan, the terms of which are substantially identical to the terms of this Plan and which treat all benefit obligations which relate to the Participant (including those transferred to the Successor Plan pursuant to the provisions of this Section) as if they had accrued due to the Participant's service with the Successor Employer (the "Successor Plan"),and a new rabbi trust, the terms of which are substantially identical to the terms of the Trust (the "Successor Trust"), then the Participant shall not be entitled to a distribution of benefits from this Plan on account of such termination of employment, and the Company or other Participating Employer which formerly employed the Participant and which maintains an Account or Accounts for such Participant under this Plan shall transfer, deliver and assign to the Successor Plan and Successor Employer as of the date the Participant becomes employed by the Successor Employer any and all benefit obligations under this Plan which relate to the Participant, and effective with and subsequent to the adoption of the Successor Plan by the Successor Employer and the transfer of the Participant's benefit obligations from this Plan to the Successor Plan, the Participant whose benefits were transferred to the Successor Plan shall not be entitled to receive any amounts from this Plan which relate to benefit obligations which accrued prior to the transfer. The preceding provisions to the contrary notwithstanding, the provisions of this Section 11.02 shall not be effective for Transactions that occur on or after the date of a Change in Control without the written consent of a majority of the Participants in the Plan at such time.

     IN TESTIMONY WHEREOF, TRINITY INDUSTRIES, INC. has caused this instrument to be executed in its name and on its behalf, by the officer thereunto duly authorized, this 16th day of November, 1999, effective as of January 1, 2000.

                                   TRINITY INDUSTRIES, INC.

                                   By: /s/ M.J. Lintner
                                       -----------------------------------------
                                   Title: Vice President, Human Resources
                                         ---------------------------------------
ATTEST:

/s/ Michael G. Fortado
-----------------------------





THE STATE OF TEXAS             )
                               )
COUNTY OF DALLAS               )

     This instrument was acknowledged before me on the 16th day of November, 1999, by M.J. Lintner of TRINITY INDUSTRIES, INC., a Delaware corporation, on behalf of said corporation.


                                       /s/ Kathleen L. Southmayd
                                       -----------------------------------------
                                       Notary Public in and for
                                       the State of Texas

My Commission Expires:                 Printed Name of Notary:
6/24/03                                Kathleen L. Southmayd
-----------------------------          -----------------------------------------